EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $31.500 to $31.675, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote (1). This amendment is being filed to correct an inadvertent typographical error in the original Form 4, filed July 15, 2024 (the "Original Form 4"), in which footnotes (1) and (2) were referenced instead of only footnote (1).

(2)
5,144,064 shares of common stock are held of record by Insight Venture Partners IX, L.P. (“IVP IX”), 2,555,961 shares of common stock are held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), 545,013 shares of common stock are held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and 102,682 shares of common stock are held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, “Fund IX”). 2,090,491 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. (“IVP GBCF”), 1,680,633 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. (“IVP GBCF Cayman”), 1,545,347 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (“IVP GBCF Delaware”) and 1,901,966 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (“IVP GBCF (B)” and, together with IVP GBCF, IVP GBCF Cayman and IVP GBCF Delaware, “GBCF”). 702,837 shares of common stock are held of record by Insight SN Holdings, LLC (“Fund X HoldCo 1”), 1,315,327 shares of common stock are held of record by Insight SN Holdings 2, LLC (“Fund X HoldCo 2” and, together with Fund X HoldCo 1, the “Fund X HoldCos”). 1,616,458 shares of common stock are held of record by Insight Venture Partners (Cayman) X, L.P. (“IVP Cayman X”), 312,688 shares of common stock are held of record by Insight Venture Partners (Delaware) X, L.P. (“IVP Delaware X”), 1,971,260 shares of common stock are held of record by Insight Venture Partners X, L.P. (“IVP X”) and 46,904 shares of common stock are held of record by Insight Venture Partners X (Co-Investors), L.P. (“IVP Co-Investors X”, together with IVP Cayman X, IVP Delaware X and IVP X, “Fund X”). This amendment is being filed to correct inadvertent typographical errors in the Original Form 4 in which (i) the number of shares held by Insight SN Holdings 2 was reported as 1,362,246 instead of 1,315,327, (ii) the number of shares held by Insight Venture Partners (Delaware) X, L.P. was reported as 259,112 instead of 312,688, (iii) the number of shares held by Insight Venture Partners X, L.P. was reported as 2,017,089 instead of 1,971,260 and (iv) the number of shares held by Insight Venture Partners X (Co-Investors), L.P. was reported as 47,994 instead of 46,904.

(3)
Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of each of Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA GBCF Ltd”) and Insight Venture Associates X, Ltd. (“IVA X Ltd”), IVA IX Ltd is the general partner of Insight Venture Associates IX, L.P. (“IVA IX LP”), IVA GBCF Ltd is the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA GBCF LP”) and IVA X Ltd is the general partner of Insight Venture Associates X, L.P. (“IVA X LP”), and, in turn, IVA IX LP is the general partner of Fund IX (IVA GBCF LP is the general partner of GBCF, IVA X LP is the general partner of Fund X, and IVP X and IVP Co-Investors X are the sole members of each of the Fund X HoldCos. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the foregoing entities. The foregoing is not an admission by Holdings, IVA IX Ltd, IVA GBCF Ltd, IVA X Ltd, IVA IX LP, IVA GBCF LP and IVA X LP that it is the beneficial owner of the shares held of record by the foregoing entities. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett disclaim beneficial ownership of the shares held by entities affiliated with Insight Partners, except to the extent of his pecuniary interest therein, if any. The address for these entities is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(4)
4,960 shares of common stock are held of record by JPH DE Trust Holdings LLC and 132,567 shares of common stock are held of record by JPH Private Investments LLC. The reporting person controls JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, the reporting person may be deemed to be the beneficial owner of the shares of common stock held of record by JPH DE Trust Holdings LLC and JPH Private Investments LLC.

(5)	This amendment is being filed to correct an inadvertent typographical error in the Original Form 4 in which it was reported that 5,363,248 shares were sold instead of 4,500,000.